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                                 Exhibit (b)1(i)

                                     BY-LAWS
                                       OF
                            MASON STREET FUNDS, INC.,
                             A Maryland Corporation

                              Amended and Restated
                                      As of
                                   May 6, 2004

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                                TABLE OF CONTENTS

ARTICLE I.      NAME, PRINCIPAL OFFICE AND SEAL................................1
   Section 1.01.    Name.......................................................1
   Section 1.02.    Principal Offices..........................................1
   Section 1.03.    Corporate Seal.............................................1
ARTICLE II.     SHAREHOLDERS...................................................1
   Section 2.01.    Annual Meetings............................................1
   Section 2.02.    Special Meetings...........................................2
   Section 2.03.    Informal Actions by Shareholders...........................2
   Section 2.04.    Place of Meetings..........................................2
   Section 2.05.    Notices of Meetings; Waivers of Notice;
                       Notices of Adjournment; Householding....................2
   Section 2.06.    Quorum; Absence of Quorum..................................3
   Section 2.07.    Stock Ledger; Right of Inspection..........................3
   Section 2.08.    Shareholders Entitled to Vote..............................4
   Section 2.09.    Proxies....................................................4
ARTICLE III.    BOARD OF DIRECTORS.............................................4
   Section 3.01.    Number and Term of Office..................................4
   Section 3.02.    Director Qualifications....................................5
   Section 3.03.    Election and Removal of Directors;
                       Vacancies and Newly Created Directorships...............5
   Section 3.04.    General Powers.............................................6
   Section 3.05.    Power to Declare Dividends.................................6
   Section 3.06.    Place of Meetings..........................................6
   Section 3.07.    Regular and Special Meetings;
                       Action Without a Meeting................................6
   Section 3.08.    Notices of Meetings; Waivers of Notice.....................7
   Section 3.09.    Quorum and Voting..........................................7
   Section 3.10.    Compensation...............................................7
ARTICLE IV.     COMMITTEES.....................................................7
   Section 4.01.    Appointment................................................7
   Section 4.02.    Powers.....................................................8
ARTICLE V.      OFFICERS.......................................................8
   Section 5.01.    Principal and Subordinate Officers;
                       Chairman; Agents; Term of Office........................8
   Section 5.02.    Qualifications.............................................8
   Section 5.03.    Vacancies and Newly Created Officers.......................9
   Section 5.04.    Chairman of the Board......................................9
   Section 5.05.    President..................................................9
   Section 5.06.    Vice President.............................................9
   Section 5.07.    Chief Financial Officer and Treasurer......................9
   Section 5.08.    Controller.................................................9
   Section 5.09.    Chief Compliance Officer..................................10
   Section 5.10.    Secretary.................................................10
   Section 5.11.    Compensation..............................................10
   Section 5.12.    Surety Bond...............................................11
   Section 5.13.    General Powers............................................11
   Section 5.14.    Voting of Securities......................................11
   Section 5.15.    Authorized Signatures.....................................11
ARTICLE VI.     CUSTODY OF SECURITIES AND CASH................................12
   Section 6.01.    Employment of a Custodian.................................12
   Section 6.02.    Central Certificate Services..............................12
   Section 6.03.    Action Upon Termination of Custodian Agreement............12
ARTICLE VII.    CAPITAL STOCK.................................................12
   Section 7.01.    Ownership of Shares.......................................12
   Section 7.02.    Transfer of Stock.........................................13
   Section 7.03.    Record Dates..............................................13
   Section 7.04.    Purchase and Redemption of Capital Stock..................14
ARTICLE VIII.   FISCAL YEAR AND ACCOUNTANT....................................14
   Section 8.01.    Fiscal Year...............................................14
   Section 8.02.    Accountant................................................14
ARTICLE IX.     INDEMNIFICATION AND INSURANCE.................................15
   Section 9.01.    Indemnification...........................................15
   Section 9.02.    Advancement of Expenses...................................15
   Section 9.03.    Payment...................................................16
   Section 9.04.    Actions by Directors......................................16
   Section 9.05.    Insurance.................................................16
ARTICLE X.      AMENDMENTS....................................................17
   Section 10.01.   Indemnification and Insurance.............................17
   Section 10.02.   By Board of Directors.....................................17
   Section 10.03.   By Shareholders...........................................17

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                                    ARTICLE I

                         NAME, PRINCIPAL OFFICE AND SEAL

Section 1.01. Name. The name of the Corporation is MASON STREET FUNDS, INC. [MGCL Section 2-106.]

Section 1.02. Principal Offices. A principal office of the Corporation within the State of Maryland shall be in the City of Baltimore, c/o The Corporation Trust Incorporated, 32 South Street, Baltimore, Maryland 21202. The name of the resident agent of the Corporation in the State of Maryland is The Corporation Trust Incorporated, a Maryland Corporation, located at the same address. The Corporation shall also maintain a principal office in the City of Milwaukee, State of Wisconsin, 720 East Wisconsin Avenue, Milwaukee, Wisconsin 53202. In addition, the Corporation may establish and maintain such other offices and places of business, within or outside the State of Maryland, as the Board of Directors may from time to time determine. [MGCL, Sections 2-103(4), 2-108(a)
(1).]

Section 1.03. Corporate Seal. The seal of the Corporation shall be circular in form, and shall bear the name of the Corporation, the year of its incorporation and the words "Corporate Seal, Maryland." The form of the seal shall be subject to alteration by the Board of Directors and the seal may be used by causing it or a facsimile to be impressed or affixed or printed or otherwise reproduced. In lieu of affixing the corporate seal to any document, it shall be sufficient to meet the requirements of any law, rule, or regulation relating to a corporate seal to affix the word "(Seal)" adjacent to the signature of the person authorized to sign the document on behalf of the Corporation. Any officer or Director of the Corporation shall have authority to affix the corporate seal of the Corporation to any document requiring the same. Unless otherwise required by the Board of Directors or law, the corporate seal shall not be necessary to be placed on, and its absence shall not impair the validity of, any document, instrument or other paper executed and delivered by or on behalf of the Corporation. [MGCL, Sections 1-304(b), 2-103(3).]

                                   ARTICLE II

                                  SHAREHOLDERS

Section 2.01. Annual Meetings. The Corporation shall not be required to hold an annual meeting of its shareholders, except in any year in which the election of directors is required to be acted upon by shareholders under the Investment Company Act of 1940. In that event, the meeting shall be designated as the annual meeting of shareholders for all purposes for the fiscal year in which it is held, and shall be held at a date and time set by the Board of Directors, which date shall be no later than 120 days after the occurrence of the event requiring the meeting. Except as provided otherwise by statute, the Board of Directors may transact any business within the powers of the Corporation as may properly come before such meeting and without being specially designated notice to shareholders, except such business as is specifically required by statute to be so designated. The use of the term "annual meeting" in these By-Laws shall not be

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construed as implying a requirement that a shareholder meeting be held annually.[MGCL, Section 2-501.]

Section 2.02. Special Meetings. A special meeting of shareholders of the Corporation may be called at any time by the President or the Board of Directors. A special meeting of shareholders shall be called by the Secretary on the written request of shareholders entitled to cast at least twenty-five (25) percent, of all the votes entitled to be cast at such meeting, provided that any such request shall state the purpose or purposes of the meeting and the matters proposed to be acted upon and further provided that the shareholders requesting the meeting shall have paid to the Corporation the reasonably estimated cost of preparing and mailing the notice thereof, which the Secretary shall determine and specify to such shareholders. Unless requested by shareholders entitled to cast a majority of all the votes entitled to be cast at the meeting, a special meeting need not be called to consider any matter which is substantially the same as a matter voted upon at any special meeting of the shareholders held during the preceding twelve (12) months. [MGCL, section 2-502.]

Section 2.03. Informal Actions by Shareholders. Any action required or permitted to be taken at a meeting of shareholders may be taken without a meeting if a unanimous consent which sets forth the action is given in writing or by electronic transmission by each shareholder entitled to vote on the matter and filed in paper or electronic form with the records of shareholders' meetings. [MGCL, Section 2-505.]

Section 2.04. Place of Meetings. All meetings of shareholders shall be held at such place, either within or outside of the State of Maryland, or by means of conference telephone or other remote communication to the extent permitted by statute, as may be fixed from time to time by the Board of Directors. Any meeting by remote communication shall be subject to guidelines and procedures adopted by the Board of Directors that reasonably verify the identity of persons participating by remote communication and allow for shareholders not physically present to participate in the meeting, to read or hear the proceedings of the meeting substantially concurrent with the proceedings, and to be considered as present and to have their vote or other action recorded and maintained with the records of the meeting maintained by the Corporation. (MGCL, Sections 2-502.1, 2-503.]

Section 2.05. Notices of Meetings; Waivers of Notice; Notices of Adjournment; Householding.

     (a)  Notices of Meetings. Not less than ten (10) days, nor more than ninety
          (90) days before each shareholders' meeting, notice of the meeting shall be given by the Secretary of the Corporation (i) stating the time and place of the meeting, if any, and the means of remote communication, if any, by which shareholders may be deemed to be present in person and may vote at the meeting, and (ii) the purpose or purposes of the meeting if the meeting is a special meeting or if notice of the purpose is required by statute to be given. Such notice shall be delivered to each shareholder by mail, electronic transmission or such other method as required or permitted by statute, in each case to the shareholder's address as it appears on the records of the Corporation. [MGCL, Sections 2-504(a)-(d), 2-511.]

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     (b)  Waivers of Notice. No notice of a shareholders' meeting need be given to any shareholder who (i) shall deliver to the Corporation a written waiver, or a waiver by electronic transmission, of such notice, whether before or after the meeting, which is filed with the records of shareholders' meetings, or (ii) is present at the meeting in person or by proxy. [MGCL, Section 2-504 (e).]

     (c) Notices of Adjournments. Notice of adjournment of a shareholders' meeting to another time or place need not be given if such time and place are announced at the meeting, unless the adjournment is for more than one hundred twenty (120) days after the original record date. [MGCL, Section 2-511(d).]

     (d) Householding. Any notice given by the Corporation to a shareholder is effective if given by a single notice to all shareholders who share an address if (i) the Corporation gives notice, in writing or by electronic transmission, to the shareholder of its intent to give a single notice ("notice by household") and (ii) the shareholder either consents to receiving a single notice or fails to object in writing within sixty (60) days after the Corporation gives such notice. A shareholder may revoke consent to notice by household by written notice to the Corporation. The Board of Directors may make such rules or regulations concerning notice by household as it determines appropriate. The provisions of this subsection 2.05(d) do not limit the manner in which the Corporation otherwise may give notice to shareholders. [MGCL, 2-504.1.]

Section 2.06. Quorum; Absence of Quorum.

     (a) Quorum. Except as otherwise expressly required by statute or the Articles of Incorporation, the presence at any shareholders' meeting, in person or by proxy, of shareholders entitled to cast a majority of the votes entitled to be cast at the meeting shall constitute a quorum. [MGCL, Section 2-506(a).]

     (b) Absence of Quorum. In the absence of a quorum, the holders of a majority of shares entitled to vote at the meeting and present thereat in person or by proxy, or, if no shareholder entitled to vote is present in person or by proxy, any officer present who is entitled to preside at or act as Secretary of such meeting, may adjourn the meeting sine die or from time to time. Any business that might have been transacted at the meeting originally called may be transacted at any such adjourned meeting at which a quorum is present.

Section 2.07. Stock Ledger; Right of Inspection.

     (a) Stock Ledger. The Corporation shall cause an original stock ledger to be maintained at the office of the Corporation's transfer agent, containing the names and addresses of all shareholders and the number of shares of each class held by each shareholder. Such stock ledger may be in written form or in any other form which can be converted within a reasonable time into written form for visual inspection. A duplicate stock ledger shall be maintained at the principal office of the Corporation in Milwaukee, Wisconsin.

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     (b)  Right of Inspection. One or more persons, who together are and for at least six 96) months have been shareholders of record of at least five
          (5) percent of the outstanding capital stock of any class of the Corporation, may submit a written request to any officer of the Corporation, or its resident agent in Maryland, for a list of its shareholders. Within twenty (20) days after such request, there shall be prepared and filed at its principal office in Milwaukee, Wisconsin, a list, verified under oath by an officer of the Corporation or its stock transfer agent or registrar, which sets forth the name and address of each shareholder and the number of shares of each class which the shareholder holds. [MGCL, Sections 2-209, 2-513.]

Section 2.08. Shareholders Entitled to Vote. A shareholder may vote each share, or fractional share, he or she owns of record on the books of the Corporation either in person or by proxy on the record date fixed by the Board of Directors from time to time pursuant to Section 7.03 hereof. If no record date is fixed, the record date for determination of shareholders entitled to notice of or to vote at a shareholders' meeting shall be at the close of business on the later of the date on which notice of the meeting is mailed or the thirtieth (30th) day before the meeting. [MGCL Sections 2-507. 2-511.]

Section 2.09. Proxies. A shareholder may authorize another person to act as proxy for the shareholder by : (i) the shareholder, or the shareholder's authorized agent, signing, or causing the shareholder's signature to be affixed by facsimile signature or any other reasonable means to, a writing authorizing another person to act as the shareholder's proxy; or (ii) transmitting, or authorizing the transmission of, an authorization for the person to act as proxy to the person so authorized or any other person authorized to receive the proxy authorization on behalf of such person, including a proxy solicitation firm or proxy support service organization. The authorization may be transmitted by telegram, cablegram, datagram, electronic mail, or any other electronic or telephonic means. A copy, facsimile telecommunication, or other reliable reproduction of the writing or transmission may be substituted for the original writing or transmission for any purpose for which the original writing or transmission could be used. No proxy shall be valid more than eleven (11) months after its date unless it provides for a longer period. The Board of Directors shall have the power and authority to make rules establishing presumptions as to the validity and sufficiency of proxies. [MGCL, Section 2-507(b) and (c).]

                                   ARTICLE III

                               BOARD OF DIRECTORS

Section 3.01. Number and Term of Office. The number of Directors of the Corporation shall be established by the Board of Directors from time to time, provided the number shall not be more than seven (7) and not fewer than five
(5). Each Director (whenever elected) shall hold office until the next annual meeting of shareholders and until his successor is elected and qualifies or until his earlier death, resignation or removal, provided no Director shall serve a term

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or successive terms totaling more than twelve (12) years. The twelve-year service limitation shall commence for all Directors on the later of May 1, 2003, or the date of their election or appointment to the Board. A Director may resign at any time by filing a written resignation with the Secretary of the Corporation. A Director who has attained age seventy (70) on or before the second Wednesday in March shall retire not later than the second Wednesday of the following calendar year. [MGCL, Sections 2-402, 2-404, 2-405.]

Section 3.02. Director Qualifications. No member of the Board of Directors need be a shareholder of the Corporation or a resident of the State of Maryland. At least a majority of the Directors shall be persons who are not "interested persons" (as such term is defined in the Investment Company Act) of the investment adviser of the Corporation, nor an officer or employee of the Corporation ("Independent Directors"). Only Independent Directors shall select and nominate others for election as Independent Directors. An Independent Director shall be deemed to be independent and disinterested when making any determination or taking any action as a Director. [MGCL, Sections 2-403, 2-405.3. Investment Company Act - various.]

Section 3.03. Election and Removal of Directors; Vacancies and Newly Created Directorships.

     (a) Election of Directors. Until the first annual meeting of shareholders, or until successors are duly elected and qualified, the Board of Directors shall consist of the persons named as such in the Articles of Incorporation. Thereafter, except as otherwise provided in this Section, at each annual meeting, shareholders shall elect Directors to hold office until the next annual meeting and/or until their successors are elected and qualify. In the event that Directors are not elected at an annual shareholders' meeting, then Directors may be elected at a special shareholders' meeting. Directors shall be elected by vote of the holders of a plurality of the shares present in person or by proxy and entitled to vote. [MGCL, Section 2-404.]

     (b) Removal of Directors. At any meeting of shareholders, duly called and at which a quorum is present, the shareholders may, by the affirmative vote of the holders of a majority of the votes entitled to be cast thereon, remove any Director or Directors from office, either with or without cause, and may elect a successor or successors to fill any resulting vacancies for the unexpired terms of removed Directors. [MGCL, Sections 2- 406, 2-407.]

     (c) Vacancies and Newly Created Directorships. If any vacancies occur in the Board of Directors by reason of resignation, removal or otherwise, or if the authorized number of Directors is increased, the Directors then in office shall continue to act, and such vacancies (if not previously filled by shareholders) may be filled by a majority of the Directors then in office, whether or not sufficient to constitute a quorum, provided that, immediately after filling such vacancy, at least two-thirds of the Directors then holding office shall have been elected to such office by the shareholders of the Corporation. In the event that at any time, other than the time preceding the first meeting of shareholders, less than a majority of the Directors of the Corporation holding office at that time were so elected by shareholders, a meeting of shareholders shall be held promptly, and in any event within sixty (60) days, for the purpose of electing Directors to fill any existing

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          vacancies in the Board of Directors unless the Securities and Exchange
          Commission shall by order extend such period. Except as provided in
          Section 3.03(b) hereof, a Director elected by the Board of Directors to fill a vacancy shall be elected to hold office until the next annual meeting of shareholders or until his successor is elected and qualifies. [MGCL, Section 2-407. Investment Company Act, Section 16(a).]

Section 3.04. General Powers. The business, affairs and property of the Corporation shall be managed under the direction of the Board of Directors. All powers of the Corporation may be exercised by or under authority of the Board of Directors, except as conferred on or reserved to the shareholders by statute, the Articles of Incorporation or these By-Laws. In case of failure to elect Directors at the designated time, the Directors holding over shall continue to manage the business and affairs of the Corporation until their successors are elected and qualify. [MGCL, Sections 2-401, 2-405.]

Section 3.05. Power to Declare Dividends.

     (a) The Board of Directors, from time to time, as it deems advisable, may declare and the Corporation shall pay dividends, in cash, property, or shares of the Corporation available for dividends, out of any source available, to shareholders according to their respective rights and interests subject to limitations on such distributions as set forth in these By-Laws and the Articles of Incorporation and by Maryland statute, the federal securities laws and the Internal Revenue Code. [MGCL, Sections 2-309, 2-311.]

     (b) The Board of Directors shall cause to be accompanied by a written statement any dividend payment wholly or partly from any source other than either (i) the Corporation's accumulated undistributed net income, determined in accordance with good accounting practice and the rules and regulations promulgated under the federal securities laws and the Internal Revenue Code, not including profits or losses realized upon the sale of securities or other properties, or (ii) net income so determined for the current or preceding fiscal year. Such statement shall adequately disclose the source or sources of such payment and the basis of calculation and shall be otherwise in such form as the Securities and Exchange Commission may prescribe. [MGCL
          Section 2-309(c), Investment Company Act, Section 19 and Rule 19a-1.]

Section 3.06. Place of Meetings. All meetings of the Board of Directors and any Committee thereof shall be held at any place or by means of conference telephone or other remote communication to the extent permitted by statute. Any meeting by remote communication shall be conducted in a matter that provides for reasonable verification of the identity of persons participating by remote communication and allows for those not physically present to participate in the meeting to read or hear the proceedings of the meeting substantially concurrent with the proceedings. Directors participating by remote communication shall be considered as present and shall have their vote or other action recorded and maintained with the records of the meeting maintained by the Corporation. [MGCL, Section 2-409.]

Section 3.07. Regular and Special Meetings; Actions Without a Meeting. Regular meetings shall be held not less frequently than quarterly at such time and place or by remote communication as

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fixed from time to time by resolution of the Board of Directors. The annual meeting of the Board of Directors for choosing officers and transaction of other proper business shall be held on a date set by the Board, which shall be after the annual shareholders' meeting if one is held. A special meeting of the Board of Directors may be held whenever called by the President (or, in the absence or disability of the President, by any Vice President) or a majority of the Directors on a date specified in the notice or waiver of notice of the meeting. Any action required or permitted to be taken at any meeting of the Board of Directors, or any Committee thereof, may be taken without a meeting if a unanimous consent is given in writing or by electronic transmission by each member of the Board or Committee and filed in paper or electronic form with the minutes of proceedings of the Board or Committee. [MGCL, Sections 2-409(a) and
(d), 2-408(c).]

Section 3.08. Notices of Meetings; Waivers of Notice. Notice of any annual, regular or special meeting of the Board of Directors or a Committee thereof stating the time and place shall be delivered to each Director who is a member thereof at his residence or regular place of business at least forty-eight (48) hours prior to the meeting in person or by mail, electronic transmission or such other method as required or permitted by statute. Except as otherwise required by these By-Laws or the Investment Company Act, such notice need not state the purpose or purposes of the meeting. A Director shall waive notice if the person:
(i) delivers to the Corporation a written waiver, or a waiver by electronic transmission, of such notice, whether before or after the meeting, which is filed with the records of the meeting; or (ii) is present at the meeting [MGCL,
Section 2-409(b) and c.]

Section 3.09. Quorum and Voting. At all meetings of the Board of Directors or a Committee thereof, the presence of a majority of the total number of members, but not less than two members if there are at least two members, shall constitute a quorum. In the absence of a quorum, a majority of the members present may adjourn the meeting, from time to time, until a quorum shall be present. The action of a majority of the members present at a meeting at which a quorum is present shall be the action of the Board of Directors, or Committee thereof, unless the concurrence of a greater proportion is required for such action by these By-Laws, the Articles of this Corporation or by statute. The members of a Committee present at any meeting, whether or not they constitute a quorum, may appoint another person to act in the place of an absent member, provided only another Director may be appointed to act in place of a member of a Board Committee. [MGCL, Sections 2-408, 2-411(c).]

Section 3.10. Compensation. Each Director may receive such remuneration for his services as shall be fixed from time to time by resolution of the Board of Directors.

                                   ARTICLE IV

                                   COMMITTEES

Section 4.01. Appointment. By resolution adopted by the Board of Directors, the Board may appoint from among its members an executive committee and other committees each composed of at least two Directors ("Board Committees"), as well as other committees, each consisting of

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at least two persons who need not be Directors ("Other Committees"), the members of which shall serve at the pleasure of the Board. [MGCL, Section 2-411(a).]

Section 4.02. Powers. Any Committee appointed by the Board of Directors shall have and may exercise such powers as delegated to the Committee by resolution adopted by the Board, except only a Board Committee may exercise any power which may lawfully be exercised only by the Board of Directors or a committee thereof and no Committee may:

     (a) Authorize dividends, except as provided by Section 2-309(c) of Corporations and Associations Article of the Annotated Code of Maryland ("Maryland Code");

     (b)  Issue stock, except as provided by Section 2-411(b) of Maryland Code;

     (c) Recommend to shareholders any action which requires shareholder approval;

     (d)  Amend these By-Laws; or

     (e) Approve any merger or share exchange which does not require shareholder approval.

In the absence of direction by resolution of the Board of Directors, each Committee may adopt such rules and procedures governing its proceedings and actions as it shall deem appropriate. [MGCL, Section 2-411(a).]

                                    ARTICLE V

                                    OFFICERS

Section 5.01. Principal and Subordinate Officers; Chairman; Agents; Term of Office. The Principal Officers of the Corporation shall be a President, one or more Vice Presidents (one or more of whom may be designated Executive Vice President), a Secretary, a Compliance Officer, a Chief Financial Officer, a Treasurer and a Controller, as may be elected annually by the Board of Directors, each serving one-year terms and until their respective successors are elected and qualify. The Board of Directors may elect, but shall not be required to elect, a Chairman of the Board who shall be selected from the members of the Board and shall serve as Chairman for so long as he is a Director. The Board of Directors, as it deems advisable from time to time, may appoint, or delegate to one or more Principal Officers the power to appoint, such other subordinate officers or agents, and to prescribe with such appointment the authorities, duties and terms of such officers. An Officer or the Chairman may resign at any time by filing a written resignation with the Secretary of the Corporation. Any Officer, including the Chairman, if any, and any subordinate officer or agent, may be removed from office by the Board of Directors, whenever in the judgment of the Board of Directors the best interests of the Corporation will be served thereby. [MGCL, Sections 2-412, 2-413.]

Section 5.02. Qualifications. Any person may hold two or more offices of the Corporation, except that: (i) neither the Chairman of the Board nor the President may hold the office of Vice President; and (ii) neither the Chairman of the Board, the President, the Chief Financial Officer,

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the Treasurer, nor the Controller may hold the office of Compliance Officer. No person shall execute, acknowledge, or verify any instrument or document in more than one capacity if such instrument or document is required to be executed, acknowledged, or verified by two or more Officers. [MGCL, Section 2-415.]

Section 5.03. Vacancies and Newly Created Officers. If any vacancy shall occur in any office by reason of death, resignation, removal, disqualification or other cause, or if any new office shall be created, such vacancies or newly created offices may be filled by the Board of Directors at any meeting or, in the case of any subordinate officer or agent, by any Officer upon whom the power of appointment of such officer or agent shall have been conferred by the Board of Directors. [MGCL, Section 2-413(d).]

Section 5.04. Chairman of the Board. The Chairman of the Board, if there be such an Officer, shall preside, in the absence or disability of the President, at all shareholders meetings and meetings of the Board of Directors, and shall have such other powers and perform such other duties as may be assigned to him from time to time by the Board of Directors.

Section 5.05. President. The President shall be the chief executive officer of the Corporation and shall preside at all shareholders' meetings and at all meeting of the Board of Directors. Subject to the supervision of the Board of Directors, he shall have the general charge of the business, affairs and property of the Corporation and general supervision over its other Officers, employees and agents.

Section 5.06. Vice President. The Board of Directors shall, from time to time, designate and elect one or more Vice Presidents (one or more of whom may be designated Executive Vice President) who shall have such powers and perform such duties as from time to time may be assigned to them by the Board of Directors or the President. If there is no Chairman of the Board, at the request or in the absence or disability of the President, the Vice President (or, if there are two or more Vice Presidents, the Vice President in order of seniority of tenure in such office or in such other order as the Board of Directors may determine) may perform all the duties of the President and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the President.

Section 5.07. Chief Financial Officer and Treasurer. The Chief Financial Officer and Treasurer shall be the principal financial officer of the Corporation. He shall have general charge of the finances and financial reporting of the Corporation and perform all the acts incidental to his office subject to the control of the Board of Directors, and shall have such other powers and perform such other duties as from time to time may be assigned to him by the Board of Directors. Whenever directed by the Board of Directors, he shall render to the Board an account of all his activities as Chief Financial Officer and Treasurer. Any Assistant Treasurer may exercise such powers and perform such duties of Treasurer as the Treasurer or the Board of Directors may assign, and in the absence of the Treasurer, he may exercise all powers and perform all the duties of the Treasurer.

Section 5.08. Controller. The Controller shall be the principal accounting officer of the Corporation. He shall have general charge and supervision of the books of account of the

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

Corporation and perform all the acts incidental to the office of Controller, subject to the control of the Board of Directors and the Chief Financial Officer and Treasurer, and he shall have such other powers and perform such other duties as from time to time may be assigned to him by the Board of directors or the Chief Financial Officer and Treasurer. He shall direct the preparation and maintenance, on a current basis, of such accounting books, records and reports as may be necessary to permit the Directors and Officers to perform their duties and as is required by law. Annually, he shall cause to be prepared a full and correct statement of the affairs of the Corporation, including a balance sheet and a financial statement of operations for the preceding fiscal year, which shall be placed on file at the Corporation's principal office in Milwaukee, Wisconsin, within 120 days after the end of the fiscal year. Whenever directed by the Board of Directors, he shall render to the Board an account of all his transactions as Controller. Any Assistant Controller may exercise such powers and perform such duties of the Controller as the Controller, Chief Financial Officer or the Board of Directors may assign, and in the absence of the Controller, he may exercise all powers and perform all the duties of the Controller. [MGCL, Section20313.]

Section 5.09. Chief Compliance Officer. The Chief Compliance Officer shall be responsible for administering the Corporation's compliance policies and procedures that are reasonably designed to prevent violation of the federal securities laws by the Corporation, its investment adviser, principal underwriter, administrator and transfer agent ("Federal Securities Compliance Procedures"), which shall be reviewed and approved at least annually by the Board of Directors. Not less frequently than annually, the Chief Compliance Officer shall meet separately with the Independent Directors and shall provide to the entire Board of Directors a written report that addresses the operation of the Federal Securities Compliance Procedures, any material changes made or recommended with respect thereto and any material compliance matter arising thereunder (as defined in Investment Company Act Rule 38a-1(e) (2)) that has occurred since the date of the last such report. The election, compensation and removal of the Chief Compliance Officer shall be approved by the Corporation's Board of Directors, including a majority of the Independent Directors. [Investment Company Act, Rule 38a-1(a) (4).]

Section 5.10. Secretary. The Secretary shall attend to the giving and serving of all notices of the Corporation and shall record all proceeding of the meetings of the shareholders and Directors in one or more books to be kept for that purpose. He shall keep in safe custody the seal of the Corporation and shall have charge of the records of the Corporation, including the stock books and such other books and papers as the Board of Directors may direct and such books, reports, certificates and other documents required by law to be kept, all of which shall at all reasonable times be open to inspection by any Director. He shall perform such other duties incidental to the office of Secretary or as may be required by the Board of Directors. Any Assistant Secretary may exercise such powers and perform such duties of the Secretary as the Secretary or the Board of Directors may assign and, in the absence of the Secretary, he may exercise such powers and perform all the duties of the Secretary.

Section 5.11. Compensation. The salaries and other compensation of the officers of the Corporation shall be fixed from time to time by resolution of the Board of Directors, except the Board of Directors may by resolution delegate to any person or group of persons the power to fix

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

the salaries or other compensation of any subordinate officers or agents appointed in accordance with the provisions of Section 5.01 hereof.

Section 5.12. Surety Bond. The Board of Directors may require any officer or agent of the Corporation to execute a bond (including, without limitation, any bond required by the Investment Company Act and the rules and regulations of the Securities Exchange Commission promulgated thereunder) to the Corporation in such sum and with such surety or sureties as the Board of Directors may determine, conditioned upon the faithful performance of the person's duties to the Corporation, including responsibility for negligence and for the accounting for any of the Corporation's property, funds or securities that may come into the person's hands.

Section 5.13. General Powers. The Board of Directors may authorize any Officer or Officers, agent or agents, to enter into any contract or execute or deliver any instrument or document in the name of and on behalf of the Corporation, and such authorization may be general or confined to specific instances. All contracts, documents, deeds, mortgages and instruments of assignment or pledge made by the Corporation, other than such as are authorized as permitted by the first sentence of this Section 5.13, shall be executed in the name of the Corporation by the President or one of the Vice Presidents and by the Secretary or an Assistant Secretary; the Secretary or an Assistant Secretary, when necessary or required, shall affix the corporate seal thereto; and when so executed no other party to such instrument or any third party shall be required to make any inquiry into the authority of the signing Officer or Officers.

Section 5.14. Voting of Securities. Unless otherwise ordered by the Board of Directors, the President or any Vice President, the Chief Financial Officer and Treasurer or any Assistant Treasurer, shall have full power and authority to attend and act and vote at any meeting of stockholders of any corporation in which the Corporation may hold stock, and at such meeting may exercise any and all the rights, powers and privileges incident to the ownership of such stock. The President or any Vice President of the Corporation may execute proxies to vote shares of stock of other corporations standing in the name of the Corporation. The Board of Directors may by resolution from time to time confer like powers upon any other person or persons. [MGCL, Section 2-509.]

Section 5.15. Authorized Signatures. Checks, drafts and other negotiable instruments for the disbursement of Corporation funds may be signed by the President, a Vice President designated by the Board of Directors, the Controller or an Assistant Controller and by the Chief Financial Officer and Treasurer or an Assistant Treasurer. In addition to the foregoing, other persons may sign instruments for the disbursement of Corporation funds under written authorization signed by the President or a Vice President designated by the Board of Directors, and by the Chief Financial Officer and Treasurer or an Assistant Treasurer. The Signature of a person signing checks, drafts and negotiable instruments may be by facsimile, with such facsimile signature continuing to be valid and effective even though such person, by death, resignation, change of office or otherwise, no longer has authority to sign such instruments.

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

                                   ARTICLE VI

                         CUSTODY OF SECURITIES AND CASH

Section 6.01. Employment of a Custodian. The Corporation shall place and at all times maintain in the custody of a Custodian (including any sub-custodian for the Custodian) all funds, securities, and similar investments owned by the Corporation. Except as otherwise permitted by applicable law, rule or regulation, the Custodian shall be a bank having an aggregate capital, surplus, and undivided profits of an amount as the Board of Directors shall determine from time to time, but not less than the minimum required amount set forth in
Section 17(f) of the Investment Company Act. Subject to such rules, regulations and orders as the Securities and Exchange Commission may adopt as necessary or appropriate for the protection of investors, the Corporation's Custodian may deposit all or a part of the funds, securities and similar investments that it owns in a sub-custodian or sub-custodians situated within or outside of the United States and with a futures commission merchant registered under the Commodity Exchange Act. The Custodian shall be appointed and its remuneration fixed by the Board of Directors. [Investment Company Act, Section 17(f) and Rules 17f-5 and 17f-6.]

Section 6.02. Central Certificate Services. Subject to such rules, regulations, and orders as the Securities and Exchange Commission may adopt as necessary or appropriate for the protection of investors, the Corporation's Custodian may deposit all or any part of the securities owned by the Corporation in a system for the central handling of securities established by a national securities exchange or national securities association registered with the Commission under the Securities Exchange Act of 1934, or such other person within or outside of the United States as may be permitted by the Commission, pursuant to which system all securities of any particular class or series of any issuer deposited within the system are treated as fungible and may be transferred or pledged by bookkeeping entry without physical delivery of such securities. [Investment Company Act, Section 17(f) and Rules17f-4 and 17f-7.]

Section 6.03. Action Upon Termination of Custodian Agreement. Upon resignation of a Custodian of the Corporation or inability of a Custodian to continue to serve, the Board of Directors shall promptly appoint a successor custodian, but in the event that no successor custodian can be found who has the require qualifications and is willing to serve, the Board of Directors shall call as promptly as possible a special meeting of the shareholders to determine whether the Corporation shall function without a Custodian or shall be liquidated. If so directed by vote of the holders of a majority of the outstanding shares of stock of the Corporation, the Custodian shall deliver and pay over all property of the Corporation held by it as specified in such vote.

                                   ARTICLE VII

                                  CAPITAL STOCK

Section 7.01. Ownership of Shares. The Corporation shall not issue certificates evidencing the ownership of capital stock of the Corporation unless the Board of Directors so authorizes. In the

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

event that certificates are issued, each certificate shall be issued in such form as shall be in conformity to law and as prescribed by the Board of Directors. Certificates will be valid if signed by the President, or a Vice President, and by the Treasurer, Assistant Treasurer, Secretary or Assistant Secretary. Signatures of the aforementioned Officers upon such certificates may be by facsimile signature. In any case where an Officer's facsimile signature is used and such Officer ceases to be such Officer before such certificate has been delivered by the Corporation, such certificate shall nevertheless be valid and may be issued and delivered as though such former Officer has not ceased to be an Officer of the Corporation. The Corporation's stock ledger shall be deemed to represent and certify the number of full and/or fractional shares of stock owned of record by a shareholder in those instances where a certificate for stock has not been issued.

Holders of fractional shares shall have, except as may otherwise be provided herein or as may otherwise be provided by the Board of Directors from time to time, proportional shareholder rights, including the right to vote, receive dividends and participate in any of the assets of the Corporation in the event of liquidation. [MGCL Section 2-214.]

The Corporation shall be entitled to recognize the exclusive right of a person registered on its stock ledger books as the owner of shares to receive dividends, and to vote as the stockholder of record and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it as hall have express or other notice thereof, except as otherwise required by statute.

The Board of Directors shall have the authority to make rules and regulations concerning the issue, transfer and registration of shares of the Corporation.

Section 7.02. Transfer of Stock. Shares of stock of the Corporation shall be transferable only upon the books of the Corporation kept for such purpose. Transfers of certificated shares shall be made only upon surrender to the Corporation or its transfer agent the certificate for such shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, whereupon the Corporation shall cancel the old certificate and record the transaction on its books and, if authorized by the Board of Directors to issue certificated shares, may issue a new certificate to the person entitled thereto. Transfers of uncertificated shares shall be made only upon delivery to the Corporation or its transfer agent instructions for transfer or evidence of assignment or succession, in each case authorized in such manner and with such supporting evidence as the Corporation or its transfer agent may reasonably require.

Section 7.03. Record Dates. The Board of Directors may fix in advance a date as a record date for the determination of the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to Corporation action in writing without a meeting, or to receive payment of any dividend or other distribution or allotment of any rights, or to exercise any rights in respect of any change, conversion, or exchange of stock, or for any other proper purpose, provided that such record date shall be a date:
(i) not before the close of business on the day the record date is fixed; (ii) not more than ninety (90) days before the date on which action requiring the determination will be taken or, in the case of the payment of a dividend or allotment of shareholder rights, not less than sixty (60) days before the date on which the dividend or allotment is made; and (iii) in the case of a meeting of shareholders, not less than ten (10) days, before the date of the meeting. In such case, only such shareholders as shall be shareholders on the record date so fixed shall be entitled to such notice of, and to vote at, such meeting or adjournment, or to give such consent, or to receive payment of such dividend or other distribution, or to receive such allotment of rights, or to exercise such rights, or to take other action, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after any such record date. [MGCL, Section 2-511.]

Section 7.04. Purchase and Redemption of Capital Stock.

     (a) Purchase and Redemption. The Corporation shall purchase and redeem shares of its capital stock in the open market, a private transaction, or otherwise, at any price not exceeding the net asset value per share as set forth in Rule 22c-1 promulgated under the Investment Company Act and subject to such rules and regulations as the Board of Directors may make from time to time. Subject to subsection 7.04(b) hereof, proceeds of a redemption shall ordinarily be paid in cash or by check in current funds and shall be paid on or before the seventh day following the day on which the redemption request is received in good order by the Corporation.

     (b) Suspension or Postponement of Right to Redeem. The right to redeem shares of the Corporation may not be suspended, or payment of the redemption value postponed, for a period of more than seven days after a redemption request is received in writing in good order, except as permitted by statute.

     (c) Status of Redeeming Shareholder. From and after the close of business on the day when a redemption request is submitted in good order, the owner of the shares that are the subject of the request, with respect to those shares, shall cease to be a shareholder of the Corporation and shall have only the right to receive proceeds in the amount of the redemption price, in accordance with the provisions hereof.

                                  ARTICLE VIII

                           FISCAL YEAR AND ACCOUNTANT

Section 8.01. Fiscal Year. The fiscal year of each series of shares of the Corporation shall be established by the Board of Directors.

Section 8.02. Accountant.

     (a) The Corporation shall engage an independent public accountant or firm of independent public accountants as its accountant to examine the accounts of each series of the Corporation and to sign and certify financial statements filed by the Corporation. The accountant's certificates and reports shall be addressed both to the Board of Directors and to the shareholders. [Investment Company Act, Section 32.]

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

     (b) A majority of the members of the Board of Directors, including a majority of its members who are Independent Directors, shall select the accountant for each series of the Corporation annually, by a vote, cast in person, at a meeting held within thirty (30) days before, or within ninety (90) days after, the beginning of the fiscal year of such series. [Investment Company Act, Rule 32a-3.]

     (c) The Board of Directors shall establish a committee ("Audit Committee") of the Board comprised solely of Independent Directors, that shall have responsibility for overseeing the accounting and auditing processes of the Corporation pursuant to a written charter adopted by the Board of Directors setting forth the structure, duties, powers and methods of operation of the committee. The Audit Committee shall approve, prior to appointment, the engagement of the accountant, for any series of the Corporation. Any accountant that is selected by the Board of Directors shall report directly to the Audit Committee. [Investment Company Act Rule 32a-4.]

     (d) The employment of the accountant for a series shall be conditioned upon the right of the Corporation by vote of a majority of the outstanding securities of such series at any meeting called for the purpose to terminate such employment forthwith without any penalty. [Investment Company Act, Section 32(a).]

                                   ARTICLE IX

                          INDEMNFICATION AND INSURANCE

Section 9.01. Indemnification. Any person ( and his heirs, executors, and administrators) ("Indemnitee") who is serving or has served as a director, officer, employee, or agent of the Corporation or, at the request of the Corporation, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified by the Corporation against any judgments, penalties, fines, reasonable amounts paid in settlements, and reasonable expenses (including attorneys' fees) incurred by him in connection with any pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (herein collectively referred to as a "Proceeding"), or in connection with any reasonable apprehension or threat of a Proceeding, to the fullest extent that such indemnification may be lawful under Maryland law. [MGCL, Sections 2-418, 2-419.]

Notwithstanding the foregoing, nothing herein shall protect or purport to protect any Indemnitee against any liability to which he would otherwise be subject by reason of an act or omission that: (i) was material to the matter giving rise to the Proceeding and was committed by willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office; (ii) resulted in the Indemnitee receiving an improper personal benefit in money, property or services; or (iii) in the case of a criminal Proceeding, the Indemnitee did not have reasonable cause to believe that the act or omission was unlawful ("Disabling Conduct"). Additionally, if the Proceeding was one by or in the right of the Corporation, indemnification may not be made in respect of any adjudicated liability of the Indemnitee to the Corporation. [MGCL, Section 2-418(b).]

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

Section 9.02. Advancement of Expenses. The Corporation shall pay any reasonable expenses incurred by an Indemnitee in defending a Proceeding in advance of the final disposition thereof to the fullest extent that such advance payment may be lawful under Maryland law.

Section 9.03. Payment.

     (a) Indemnification. A claim for indemnification shall be paid by the Corporation upon: (a) a final decision on the merits by a court or other body before whom the action, suit or proceeding was brought; or
          (b) in the absence of such a decision, a reasonable determination, based upon a review of the facts, that the Indemnitee was not liable by reason of Disabling Conduct, which determination shall be made by
          (i) the vote of the majority of a quorum of directors who are neither "interested persons" of the Corporation as defined in Section 2(a)(19) of the Investment Company Act, nor parties to the Proceeding; or (ii) an independent legal counsel in a written opinion.

     (b) Advancement of Expenses. Any advancement of expenses by the Corporation to any Indemnitee shall be made: (a) only upon the written affirmation by the Indemnitee of his good faith belief that the standard of conduct necessary for indemnification hereunder has been met and a written undertaking by or on behalf of such Indemnitee to repay the advance unless it is ultimately determined that such standard has not been met; and (b) only if one of the following additional conditions is satisfied: (i) the Corporation is insured against losses arising by reason of any lawful advances; or (ii) there is a determination, based on a review of readily available facts, that there is reason to believe that the Indemnitee will ultimately be found entitled to indemnification, which determination shall be made by either (x) a majority of a quorum of directors who are neither "interested persons" of the Corporation as defined in Section 2(a)(19) of the Investment Company act, nor parties to the proceeding, or (y) an independent legal counsel in a written opinion. [MGCL Section 2-418(f).]

     (c) Subject to any applicable limitations and requirements set forth in the Corporation's Articles and these By-Laws, any payment of indemnification or advancement of expenses shall be made in accordance with applicable procedures set forth in Maryland law. [MGCL, Section 2-418(e).]

Section 9.04. Actions by Directors. The provisions relating to indemnification and advancement of expenses of this Article IX shall apply to a Proceeding brought by an Indemnitee against the Corporation to the fullest extent permitted by Maryland law. [MGCL, Section 2-418(b) (4)]

Section 9.05. Insurance. To the fullest extent permitted by Maryland law and by
Section 17(h) of the Investment Company Act, the Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Corporation, or who is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against any liability asserted against him and incurred by him in or arising out of his position, whether or not the Corporation would have the power to indemnify him against such liability. [MGCL Section 2-418(k). Investment Company Act, Section 17(h).]

                                    ARTICLE X

                                   AMENDMENTS

Section 10.01. Indemnification and Insurance. No amendment, alteration or repeal of Article IX or the adoption, alteration or amendment of any other provision of the Articles of Incorporation or these By-Laws inconsistent with Article IX shall adversely affect any right or protection of any person under Article IX with respect to any act or failure to act which occurred prior to such amendment, alteration, repeal or adoption.

Section 10.02. By Board of Directors. As provided in the Articles of Incorporation and subject to Section 10.01 hereof, the Board of Directors shall have the power to make, alter or repeal the By-Laws of the Corporation.

Section 10.03. By Shareholders. As provided in the Articles of Incorporation and subject to Section 10.01 hereof, the power of the Board of Directors to make, alter or repeal By-Laws of the Corporation is subject to the power vested in and reserved to the shareholders to modify or rescind any such action by affirmative vote or written order, direction or consent of the holders of the majority of the outstanding stock of the Corporation. Any action to make, alter or repeal the By-Laws, or any of them that affects an individual series of the Corporation may be modified or rescinded with respect to that series by the holders of the majority of the outstanding shares of that series.

                                       ###

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